Exhibit 99.2

Investor Presentation
Second Quarter 2011 Results July 19, 2011

Disclosure

The following materials have been prepared for use in the July 19, 2011 conference call on Omnicom’s results of operations for the period ended June 30, 2011. The call will be archived on the Internet at http://www. omnicomgroup. com/financialwebcasts.

Forward -Looking Statements

Certain of the statements in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties, including those that are described in our 2010 Annual Report of Form 10-K under Item 1A - Risk Factors and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations, include, but are not limited to, our future financial position and results of operations, future global economic conditions and conditions in the credit markets, losses on media purchases and production costs incurred on behalf of clients, reductions in client spending and/or a slowdown in client payments, competitive factors, changes in client communication requirements, managing conflicts of interest, the hiring and retention of personnel, maintaining a highly skilled workforce, our ability to attract new clients and retain existing clients, reliance on information technology systems, changes in government regulations impacting our advertising and marketing strategies, risks associated with assumptions we make in connection with our critical accounting estimates and legal proceedings, and our international operations, which are subject to the risks of currency fluctuations and foreign exchange controls. In some cases, forward -looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are our present expectations. Actual events or results may differ. We undertake no obligation to update or revise any forward -looking statement, except as required by law.

Non-GAAP Financial Measures

We provide herein financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”) which we believe are meaningful for understanding our performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non-GAAP measures to the comparable GAAP measures on pages 23 and 24.

The non-GAAP measures used in this presentation include the following:

Net Free Cash Flow, defined as Free Cash Flow (defined below) less the Primary Uses of Cash (defined below). Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this presentation is meaningful for understanding our primary sources and primary uses of that cash flow. Free Cash Flow, defined as net income plus depreciation, amortization and share based compensation expense less other non-cash items to reconcile to net cash provided by operating activities and capital expenditures. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to noncontrolling interest shareholders, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds and excess tax benefit from our stock plans, and excludes changes in working capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund these working capital changes.

EBITDA, defined as operating income before interest, taxes, depreciation and amortization. We believe EBITDA is more meaningful for purposes of this analysis because the financial covenants in our credit facilities are based on EBITDA.

EBITA, defined as operating income before interest, taxes and amortization. We use EBITA as an additional operating performance measure, which excludes acquisition-related amortization expense, because we believe that EBITA is a useful measure to evaluate the performance of our businesses.

Net Debt, defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the metrics used by us to assess our cash management.

After Tax Operating Income , defined as operating income less income taxes calculated using the effective tax rate for the applicable period.

Other Information

All dollar amounts are in millions except for per share amounts. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

July 19, 2011	1

2011 vs. 2010 P&L Summary

	Second Quarter (a)			Year to Date (a)

	2011	2010	%Δ	2011	2010	%Δ

Revenue	$3,487.4	$3,041.2	14.7%	$6,638.8	$5,961.2	11.4%

EBITA (b)	511.4	431.8	18.4%	854.2	739.1	15.6%
% Margin	14.7%	14.2%		12.9%	12.4%

Amortization of Intangibles	23.3	16.4		43.9	32.7

Operating Income	488.1	415.4	17.5%	810.3	706.4	14.7%
% Margin	14.0%	13.7%		12.2%	11.8%

Net Interest Expense	27.6	23.7		59.9	47.8

Income Before Income Taxes	460.5	391.7	17.6%	750.4 (c)	658.6	13.9%
% Margin	13.2%	12.9%		11.3%	11.0%

Income Taxes	158.1	133.2		231.9 (d)	223.9
% Tax Rate	34.3%	34.0%		30.9%	34.0%

Income from Equity Method Investments	4.8	10.3		5.9	15.0

Net Income	307.2	268.8		524.4	449.7

Less: Noncontrolling Interests	32.1	25.5		47.4	43.0

Net Income - Omnicom Group	275.1	243.3	13.1%	477.0	406.7	17.3%

Less: Net Income Allocated to Participating Securities	2.9	2.2		4.9	4.0

Net Income Available for Common Shares	$272.2	$241.1		$472.1	$402.7

Net Income per Common Share - Omnicom Group -	$0.96	$0.79	21.5%	$1.65	$1.30	26.9%
Diluted

(a)	See page 20 for additional earnings per share information.
(b)	EBITA is a Non-GAAP financial measure. See page 1 for the definition of this measure and page 23 for the reconciliation of Non-GAAP measures.
(c)	In the first quarter of 2011, we recorded an aggregate pre-tax charge of $7.9 million, consisting of a gain $123.4 million related to a non-cash remeasurement gain, and repositioning charges of $131.3 million. See page 25 for the impact of these transactions on our operating income.
(d)	The tax effect of the above items referred to in footnote (c) above is a benefit of $36.7 million. This was partially offset by a tax charge of $9.0 million related to a tax accrual recorded in accordance with ASC 740 (FIN 48) during the first quarter of 2011. The after-tax effect of these items increased Net Income by $19.8 million and reduced our effective tax rate. See page 26 for the impact of these items on our effective tax rate.

July 19, 2011	2

2011 Total Revenue Change

	Second Quarter		Year to Date

	$	%Δ	$	%Δ

Prior Period Revenue	$3,041.2		$5,961.2

Foreign Exchange (FX) Impact (a)	167.8	5.5%	204.9	3.5%

Acquisition/Disposition Revenue (b)	60.4	2.0%	102.3	1.7%

Organic Revenue (c)	218.0	7.2%	370.4	6.2%

Current Period Revenue	$3,487.4	14.7%	$6,638.8	11.4%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition/Disposition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

July 19, 2011	3

2011 Revenue by Discipline

			% Organic
	$ Mix	% Change (a)	Change (b)

Advertising	$1,618.1	18.5%	10.0%

CRM	1,249.9	15.1%	7.5%

PR	311.7	7.1%	1.3%

Specialty	307.7	2.8%	-1.2%

			% Organic
	$ Mix	% Change (a)	Change (b)

Advertising	$3,032.3	13.3%	7.1%

CRM	2,412.2	12.0%	7.3%

PR	598.1	5.5%	1.5%

Specialty	596.2	5.7%	2.5%

(a)	“Change” is the year-over-year increase from the prior period.
(b)	“Organic Change” reflects the year-over-year increase or decrease in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 3.

July 19, 2011	4

2011 Revenue By Geography

	$ Mix	$ Change(a)

United States	$1,764.2	$127.3

Organic		132.2

Acquisition		(4.9)

International	$1,723.2	$318.9

Organic		85.8

Acquisition		65.3

FX		167.8

			%Organic
	$ Mix	%Change(a)	Change (b)

United States	$1,764.2	7.8%	8.1%

Euro Currency Markets	661.8	12.4%	0.4%

United Kingdom	304.0	16.8%	6.9%

Other	757.4	36.4%	11.8%

	$ Mix	$ Change(a)

United States	$3,416.8	$187.1

Organic		197.4

Acquisition		(10.3)

International	$3,222.0	$490.5

Organic		173.0

Acquisition		112.6

FX		204.9

			%Organic
	$ Mix	%Change(a)	Change (b)

United States	$3,416.8	5.8%	6.1%

Euro Currency Markets	1,239.4	6.5%	1.3%

United Kingdom	584.0	14.6%	8.0%

Other	1,398.6	32.1%	11.1%

(a)	“Change” is the year-over-year increase or decrease from the prior period.
(b)	“Organic Change” reflects the year-over-year increase in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 3.

July 19, 2011	5

Revenue By Industry

Charts represent the amount of revenue attributable to each industry expressed as a percentage of the total revenue from Omnicom’s clients for the three months ended June 30, 2011 and 2010, respectively.

July 19, 2011	6

Cash Flow Performance

	Six Months Ended June 30

	2011	2010

Free Cash Flow:
Net Income (a)	$524.4	$449.7

Depreciation and Amortization Expense	133.9	123.2

Share-based Compensation Expense	32.9	35.0

Gain on Remeasurement of Equity Interest in Clemenger Group	(123.4)	-

Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net	(17.2)	(22.4)

Capital Expenditures	(81.1)	(63.1)

Free Cash Flow	469.5	522.4

Primary Uses of Cash:

Dividends	129.2	108.4

Dividends paid to Noncontrolling Interest Shareholders (a)	50.1	46.2

Acquisitions, net of Proceeds from Sale of Investments	260.9	77.4

Payments for Additional Interest in Controlled Subsidiaries	15.7	14.7

Stock Repurchases, net of Proceeds & Tax Benefit from Stock Plans	557.3	456.5

Primary Uses of Cash	1,013.2	703.2

Net Free Cash Flow	$(543.7)	$(180.8)

The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non-GAAP financial measures. See page 1 for the definition of these measures and page 24 for the reconciliation of non-GAAP measures.

Additional information regarding our cash flows can be found in our condensed cash flow statement on page 21.

a)	Net Income for the six months ended June 30, 2011 and 2010 is prior to net income attributed to noncontrolling interests.

July 19, 2011	7

Current Credit Picture

Long-term Credit Ratings (a): BBB+ (S&P) Baa1 (Moody’s)
Outlook (a): Stable (S&P and Moody’s)

	Twelve Months Ended June 30

	2011		2010

EBITDA (b)	$1,827.7		$1,653.1

Gross Interest Expense	153.8		127.7

EBITDA / Gross Interest Expense	11.9	x	12.9	x

Total Debt / EBITDA	1.8	x	1.3	x

Net Debt (g) / EBITDA	1.2	x	1.0	x

Debt

Bank Loans (Due Less Than 1 Year)	$66		$53

CP Issued Under Revolver	-		-

Borrowings Under Revolver	-		-

Convertible Notes Due 7/31/32 (c)	253		253

Convertible Notes Due 7/1/38 (d)	407		407

Senior Notes Due 4/15/16 (e)	1,000		1,000

Senior Notes Due 7/15/19 (e)	500		500

Senior Notes Due 8/15/20 (e)	1,000		-

Other (f)	(13)		(6)

Total Debt	$3,213		$2,207

Cash and Short Term Investments	1,003		543

Net Debt (g)	$2,210		$1,664

(a)	Reflects credit ratings as of July 18, 2011.
(b)	EBITDA is a Non-GAAP financial measure. See page 1 for the definition of this measure and page 23 for the reconciliation of non-GAAP measures.
(c)	The next put date for our Convertible Notes due 2032 is August 1, 2011.
(d)	The next put date for our Convertible Notes due 2038 is June 17, 2013.
(e)	Amounts reflected for the 2016, 2019 and 2020 Senior Notes represent the principal amount of these notes at maturity on April 15, 2016, July 15, 2019 and August 15, 2020, respectively.
(f)	Balance at June 30, 2011 in Other reflects the unamortized discount on the Senior Notes, as well as the effect of interest rate swap agreements entered into during 2010 (see further detail on the swap agreements on page 14).
(g)	Net Debt is a non-GAAP financial measure. See page 1 for the definition of this measure.

July 19, 2011	8

Historical Returns

Return on Invested Capital (ROIC) (a)%
Twelve Months Ended June 30, 2011	15.5
Twelve Months Ended June 30, 2010	14.0

Return on Equity (ROE) (b)%
Twelve Months Ended June 30, 2011	24.5
Twelve Months Ended June 30, 2010	21.0

(a)	Return on Invested Capital is After Tax Operating Income (a non-GAAP measure – see page 1 for the definition of this measure and page 24 for the reconciliation of non-GAAP measures) divided by the average of Invested Capital as at the beginning and end of the period (Book value of all long-term liabilities and short-term interest bearing debt plus shareholders’ equity less cash, cash equivalents and short term investments).
(b)	Return on Equity is Net Income for the given period divided by the average of shareholders equity at the beginning and end of the period.

July 19, 2011	9

Omnicom Debt Structure Supplemental Information

Omnicom Debt Structure

The above chart sets forth Omnicom’s debt outstanding at June 30, 2011. The amounts reflected above for the 2016, 2019 and 2020 Senior Notes represent the principal amount of these notes at maturity on April 15, 2016, July 15, 2019 and August 15, 2020, respectively.

July 19, 2011	11

Omnicom Debt Maturity Profile

Our 2032 Convertible Notes are putable on August 1, 2011 and annually in July thereafter until maturity. Our 2038 Convertible Notes are putable in June 2013, 2018, 2023 and annually thereafter until maturity.

Other borrowings at June 30, 2011 include short-term borrowings of $66 million which are due in less than one year. For purposes of this presentation we have included these borrowings as outstanding through December 2013, the date of expiration of our three-year credit facility.

In August 2010, we entered into a series of interest rate swap agreements to hedge the risk of changes in fair value of the $1 billion aggregate principal amount of our 5.90% Senior Notes due April 15, 2016 (“2016 Notes”) attributable to changes in the benchmark interest rate. Under the terms of these agreements, we will receive fixed interest rate payments and will make variable interest rate payments on the total principal value of the 2016 Notes. These agreements effectively convert the 2016 Notes from fixed rate debt to floating rate debt from the inception of the swaps through the maturity of the 2016 Notes. The swap agreements qualify as a hedge for accounting purposes at inception and at June 30, 2011 and are designated as a fair value hedge on the 2016 Notes. The variable interest rate we pay is based on the one month and three month U.S. LIBOR rate, flat. The fixed rate we receive is 1.766% . The swaps mature on April 15, 2016, the same day as the 2016 Notes.

July 19, 2011	12

Current Bank Credit Facility

Amount	$2.0 Billion

Type	Unsecured Revolving Credit

Term	3 Years – December 2013

Facility Fee	20BP per annum

Drawn Rate	LIBOR +130BP

Financial Covenants	-Maximum Total Debt to EBITDA 3:1
-Minimum EBITDA to Gross Interest Expense 5:1

July 19, 2011	13

Senior Notes Due 2016

Principal Amount	$1 Billion

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	March 29, 2006

Maturity	April 15, 2016

Security	Unsecured, pari passu with Bank Facility

Coupon	5.90%

Spread Over Comparable Treasury at Issue	1.30%

Rating	Moody’s: Baa1
S&P: BBB+

In August 2010, we entered into a series of interest rate swap agreements to hedge the risk of changes in fair value of the $1 billion aggregate principal amount of our 5.90% Senior Notes due April 15, 2016 (“2016 Notes”) attributable to changes in the benchmark interest rate. Under the terms of these agreements, we will receive fixed interest rate payments and will make variable interest rate payments on the total principal value of the 2016 Notes. These agreements effectively convert the 2016 Notes from fixed rate debt to floating rate debt from the inception of the swaps through the maturity of the 2016 Notes. The swap agreements qualify as a hedge for accounting purposes at inception and at June 30, 2011 and are designated as a fair value hedge on the 2016 Notes. The variable interest rate we pay is based on the one month and three month U.S. LIBOR rate, flat. The fixed rate we receive is 1.766% . The swaps mature on April 15, 2016, the same day as the 2016 Notes.

July 19, 2011	14

Senior Notes Due 2019

Principal Amount	$500 Million

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	July 1, 2009

Maturity	July 15, 2019

Security	Unsecured, pari passu with Bank Facility

Coupon	6.25%

Spread Over Comparable Treasury at Issue	2.75%

Rating	Moody’s: Baa1
S&P: BBB+

July 19, 2011	15

Senior Notes Due 2020

Principal Amount	$1 Billion

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	August 5, 2010

Maturity	August 15, 2020

Security	Unsecured, pari passu with Bank Facility

Coupon	4.45%

Spread Over Comparable Treasury at Issue	1.55%

Rating	Moody’s: Baa1
S&P: BBB+

July 19, 2011	16

2032 Convertible Notes

Principal Amount	$253 Million

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	March 6, 2002

Maturity	July 31, 2032, with a put in August 2011 and annually in July thereafter until maturity

Security	Unsecured, pari passu with Bank Facility

Coupon	0.00%

Conversion Price	$55

Rating	Moody’s: Baa1
S&P: BBB+

July 19, 2011	17

2038 Convertible Notes

Principal Amount	$407 Million

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	June 10, 2003

Maturity	July 1, 2038 with puts in June of 2013, 2018, 2023 and annually thereafter until maturity

Security	Unsecured, pari passu with Bank Facility

Coupon	0.00%

Conversion Price	$51.50

Rating	Moody’s: Baa1
S&P: BBB+

July 19, 2011	18

Supplemental Financial Information

2011 vs. 2010 Earnings Per Share

	Second Quarter		Full Year

	2011	2010	2011	2010

Net Income per Common Share - Omnicom Group:

Basic	$0.98	$0.80	$1.68	$1.32

Diluted	0.96	0.79	1.65	1.30

Net Income Available for Common Shares:

Net Income - Omnicom Group	$275.1	$243.3	$477.0	$406.7

Net Income Allocated to Participating Securities	(2.9)	(2.2)	(4.9)	(4.0)

Net Income Available for Common Shares	$272.2	$241.1	$472.1	$402.7

Weighted Average Shares (millions):

Basic	278.7	302.3	281.2	304.3

Diluted	283.7	307.0	286.1	308.7

Dividend Declared per Share	$0.25	$0.20	$0.50	$0.40

July 19, 2011	20

Condensed Cash Flow

	Six Months Ended June 30

	2011	2010

Net Income	$524.4	$449.7

Share-Based Compensation Expense	32.9	35.0

Depreciation and Amortization	133.9	123.2

Gain on Remeasurement of Equity Interest in Clemenger Group	(123.4)	-

Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net	(17.2)	(22.4)

Changes in Operating Capital	(813.2)	(756.1)

Net Cash Used in Operating Activities	(262.6)	(170.6)

Capital Expenditures	(81.1)	(63.1)

Acquisitions, net of Proceeds from Sale of Investments	(260.9)	(77.4)

Net Cash Used in Investing Activities	(342.0)	(140.5)

Dividends	(129.2)	(108.4)

Dividends paid to Noncontrolling Interest Shareholders	(50.1)	(46.2)

Proceeds from Short-term & Long-tem Debt, net	10.1	22.1

Repayment of Convertible Debt	(0.1)	(67.5)

Stock Repurchases, net of Proceeds from Stock Plans and Excess Tax Benefit from Stock Plans	(557.3)	(456.5)

Payments for Additional Interest in Controlled Subsidiaries	(15.7)	(14.7)

Other Financing Activities, net	(11.8)	0.1

Net Cash Used in Financing Activities	(754.1)	(671.1)

Effect of exchange rate changes on cash and cash equivalents	56.3	(71.1)

Net Decrease in Cash and Cash Equivalents	$(1,302.4)	$(1,053.3)

July 19, 2011	21

2011 Acquisition Related Expenditures

Year to Date

New Subsidiary Acquisitions (a)	$122

Affiliates to Subsidiaries (b)	95

Affiliates (c)	1

Additional Interest in Controlled Subsidiaries (d)	15

Earn-outs (e)	44

Total Acquisition Expenditures (f)	$277

(a)	Includes acquisitions of a majority interest in agencies resulting in their consolidation.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equity – Noncontrolling Interest.
(e)	Includes additional consideration paid for acquisitions completed in prior periods.
(f)	Total Acquisition Expenditures figure is net of cash acquired.

July 19, 2011	22

Reconciliation of Non-GAAP Measures

	3 Months Ended June 30		12 Months Ended June 30

	2011	2010	2011	2010

Revenue	$3,487.4	$3,041.2	$13,220.2	$12,064.6

Operating Expenses, excluding Depreciation and Amortization	2,930.7	2,564.6	11,392.5	10,411.5

EBITDA	556.7	476.6	1,827.7	1,653.1

Depreciation	45.3	44.8	181.6	189.8

EBITA	511.4	431.8	1,646.1	1,463.3

Amortization of Intangibles	23.3	16.4	82.1	62.5

Operating Income	488.1	415.4	1,564.0	1,400.8

Net Interest Expense	27.6	23.7	121.8	105.2

Income Before Tax	460.5	391.7	1,442.2	1,295.6

Taxes	158.1	133.2	468.2	439.1

Income from Equity Method Investments	4.8	10.3	24.4	32.6

Net Income	307.2	268.8	998.4	889.1

Less: Net Income Attributed to Noncontrolling Interests	32.1	25.5	100.4	87.3

Net Income - Omnicom Group	$275.1	$243.3	$898.0	$801.8

The above reconciles EBITDA & EBITA to the GAAP financial measures for the periods presented.

EBITDA and EBITA are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as interest coverage and leverage ratios as presented on page 8 of this presentation.

July 19, 2011	23

Reconciliation of Non-GAAP Measures

	Six Months Ended June 30

	2011	2010

Net Free Cash Flow	$(543.7)	$(180.8)

Cash Flow items excluded from Net Free Cash Flow:

Changes in Operating Capital	(813.2)	(756.1)

Proceeds from Short-term & Long-tem Debt, net	10.1	22.1

Repayment of Convertible Debt	(0.1)	(67.5)

Other Financing Activities, net	(11.8)	0.1

Effect of exchange rate changes on cash and cash equivalents	56.3	(71.1)

Net Decrease in Cash and Cash Equivalents	$(1,302.4)	$(1,053.3)

	Twelve Months Ended June 30

	2011	2010

Operating Income	$1,564.0	$1,400.8

Effective Tax Rate for the applicable period	32.5%	33.9%

Income Taxes on Operating Income	507.7	474.7

After Tax Operating Income	$1,056.3	$926.1

July 19, 2011	24

2011 Non-GAAP Measures – Impact of Remeasurement Gain and Repositioning Actions on Operating Expenses

	2011 YTD	Remeasurement	Repositioning	2011 YTD
	As Reported	Gain	Actions	As Adjusted

Salary & Service Expenses	$4,891.1	$-	$(92.8)	$4,798.3

Office and General Expenses, excluding
Depreciation and Amortization	803.5	123.4	(38.5)	888.4

Depreciation Expense	90.0	-	-	90.0

Amortization of Intangibles	43.9	-	-	43.9

Total Operating Expenses	$5,828.5	$123.4	$(131.3)	$5,820.6

The table above presents the impact of the remeasument gain and repositioning actions taken in the first quarter of 2011 on our year to date results.

We recorded a $123.4 million non-cash gain resulting from the remeasurement to fair value of our existing ownership interests in the Clemenger Group, our affiliate in Australia and New Zealand, in which we acquired a controlling interest. The acquisition brought our ownership up to 73.7% from 46.7%. The difference between the fair value of our shares in Clemenger Group at the acquisition date and the carrying value of our investment held prior to the acquisition resulted in the remeasurement gain.

We recognized repositioning charges of $131.3 million that were the result of our strategic review that is focused on improving our strategic position and operations. Our repositioning actions included $92.8 million in severance costs and $38.5 million in lease termination charges, as well as asset and goodwill write-offs, net of gain on dispositions.

July 19, 2011	25

2011 Non-GAAP Measures – Impact of Remeasurement Gain and Repositioning Actions on Income Taxes

	Income Before	Income
	Income Taxes	Taxes

2011 Year to Date, As Reported	$750.4	$231.9

Adjustments:

Less: Gain on Remeasurement of Equity Interest in Clemenger Group	(123.4)	(2.8)

Plus: Repositioning Actions	131.3	39.5

Less: Tax Provision - FIN 48 Accrual	-	(9.0)

2011 Year to Date, As Adjusted	758.3	259.6

% Tax Rate, as adjusted		34.2%

The table above presents Income Before Income Taxes, as adjusted and Income Taxes, as adjusted for the 2011 year to date period. These are Non-GAAP financial measures. Both Income Before Income Taxes, as adjusted and Income Taxes, as adjusted exclude the gain on the remeasurement of our equity interest in Clemenger Group and the repositioning charges recognized in the first quarter of 2011, as well as a tax accrual we recorded in accordance with ASC 740 (FIN 48 accrual) during the first quarter of 2011.

We recorded a $123.4 million non-cash gain resulting from the remeasurement to fair value of our existing ownership interests in the Clemenger Group, our affiliate in Australia and New Zealand, in which we acquired a controlling interest. The acquisition brought our ownership up to 73.7% from 46.7%. The difference between the fair value of our shares in Clemenger Group at the acquisition date and the carrying value of our investment held prior to the acquisition resulted in the remeasurement gain.

We recognized repositioning charges of $131.3 million that were the result of our strategic review that is focused on improving our strategic position and operations. Our repositioning actions included $92.8 million in severance costs and $38.5 million in lease termination charges, as well as asset and goodwill write-offs, net of gain on dispositions.

July 19, 2011	26

Acquisition

Synergy is a strategic scientific communications consultancy that helps clients create value for their products through their unique market shaping approach.

Synergy is headquartered in London, United Kingdom, with an additional office in Conshohocken, Pennsylvania. Synergy will operate as part of the DDB Health group of businesses within the DDB Worldwide network.

July 19, 2011	27